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                                BBN CORPORATION
                                 EXHIBIT 11.1
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE


(Amounts in thousands except per-share data)

                                              Three Months Ended
                                  -------------------------------------------
                                   December 31, 1996      December 31, 1995
                                  --------------------   --------------------
                                               Fully                  Fully
                                   Primary    Diluted     Primary    Diluted
                                  ---------  ---------   ---------  ---------
Weighted average shares
   outstanding                      21,053     21,053      17,694     17,694
Incremental shares from use of
   treasury stock method for
   stock options                        (a)        (a)         (a)        (a)
                                  ---------  ---------   ---------  ---------
Shares used in per-share
   calculations                     21,053     21,053      17,694     17,694
                                  =========  =========   =========  =========


Loss from continuing operations   $(10,188)  $(10,188)   $ (5,545)  $ (5,545)
Loss from discontinued operations                          (2,345)    (2,345)
                                  ---------  ---------   ---------  ---------
Net loss                          $(10,188)  $(10,188)   $ (7,890)  $ (7,890)
                                  =========  =========   =========  =========

Net loss per share amounts:
Loss from continuing operations   $   (.48)  $   (.48)   $   (.32)  $   (.32)
Loss from discontinued operations                            (.13)      (.13)
                                  ---------  ---------   ---------  ---------
Net loss per share                $   (.48)  $   (.48)   $   (.45)  $   (.45)
                                  =========  =========   =========  =========

(a) Incremental shares were not used as their effect would be antidilutive.
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                                BBN CORPORATION
                                 EXHIBIT 11.1
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                  (continued)


(Amounts in thousands except per-share data)

                                               Six Months Ended
                                  -------------------------------------------
                                   December 31, 1996       December 31, 1995
                                  --------------------   --------------------
                                               Fully                  Fully
                                   Primary    Diluted     Primary    Diluted
                                  ---------  ---------   ---------  ---------
Weighted average shares
   outstanding                      20,847     20,847      17,606     17,606
Incremental shares from use of
   treasury stock method for
   stock options                       549        679         (a)        (a)
Incremental shares from assumed
   conversion of convertible
   debentures                                   2,439         (a)        (a)
                                  ---------  ---------   ---------  ---------
Shares used in per-share
   calculations                     21,396     23,965      17,606     17,606
                                  =========  =========   =========  =========


Loss from continuing operations   $(20,936)  $(20,936)   $ (9,975)  $ (9,975)
Interest effect of assumed
   debt conversion                              1,782
                                  ---------  ---------   ---------  ---------
Adjusted loss from continuing
   operations                      (20,936)   (19,154)     (9,975)    (9,975)
Income (loss) from discontinued
   operations                       20,000     20,000      (6,566)    (6,566)
                                  ---------  ---------   ---------  ---------
Net income (loss)                     (936)       846     (16,541)   (16,541)
                                  =========  =========   =========  =========

Net income (loss) per share amounts:
Loss from continuing operations $ (.98) $ (.80) $ (.57) $ (.57) Income (loss) from discontinued
   operations                          .94        .84        (.37)      (.37)
                                  ---------  ---------   ---------  ---------
Net income (loss) per share       $   (.04)  $    .04    $   (.94)  $   (.94)
                                  =========  =========   =========  =========

(a) Incremental shares were not used as their effect would be antidilutive.
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